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                                                                       Exhibit 5
                                October 7, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Square
Washington, DC 20549

         Re:      Popular, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

         We are counsel to Popular, Inc. (the "Company") and have acted as such in connection with the filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Registration Statement relates to five hundred thousand (500,000) shares of the common stock, par value $6 per share of the Company (the "Company Stock"), which may be allocated to the accounts of eligible employees participant in the Popular Financial Holdings Deferral Plan and/or the Popular Financial Holdings Supplemental Employee Retirement Plan (collectively the "Plans") of Popular Financial Holdings, Inc., a wholly owned subsidiary of the Company, and interests therein. The Plans are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 20 of the Registration Statement.


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SECURITIES AND EXCHANGE COMMISSION
OCTOBER 7, 2005
PAGE 2




         As counsel to the Company and in rendering this opinion we have examined the Plans documents and other related written documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

         On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

         We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinions" therein.



                                        Very truly yours,



                                        /s/ Pietrantoni Mendez & Alvarez LLP